Exhibit 23


                   Consent of Independent Public Accountants


     We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 of Union Community Bancorp (the "Company"), File Number 000-23543, of our report dated January 26, 2004 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed pursuant to the Securities and Exchange Act of 1934.



/s/ BKD, LLP

Indianapolis, Indiana
March 29, 2004